UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2007

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On October 24, 2007, SEMCO Energy, Inc. (the “Company”) entered into two agreements (i) a Supplemental Indenture (the “2008 Supplemental Indenture”), dated as of October 24, 2007, by and between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to Fifth Third Bank), as trustee, which amends that certain Indenture, dated as of May 21, 2003, pursuant to which the Company’s  7 1/8% Senior Notes due 2008 (the “2008 Notes”) were issued (the “2008 Indenture”) and (ii). a Supplemental Indenture (the “2013 Supplemental Indenture”, and together with the 2008 Supplemental Indenture, the “Supplemental Indentures”), dated as of October 24, 2007, by and between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to Fifth Third Bank), as trustee, which amends that certain Indenture, dated as of May 15, 2003, pursuant to which the Company’s  7 3/4% Senior Notes due 2013 (the “2013 Notes”, and together with the 2008 Notes, the “Notes”) were issued (the “2008 Indenture”, and together with the 2013 Indenture, the “Indentures”).

These Supplemental Indentures were entered into in connection with the Company’s tender offers and consent solicitations with respect to the Notes, which were commenced on October 10, 2007, following receipt by the Company of the requisite tenders and consents from holders of a majority in aggregate principal amount of each of the 2008 Notes and 2013 Notes outstanding, as of 5:00 p.m., New York City time, on Tuesday, October 23, 2007. The Supplemental Indentures, when they become operative, will effect those amendments to the Indentures proposed in connection with the tender offers and consent solicitations, which amendments will eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indentures. The amendments to the Indentures will not become operative until the tendered Notes are accepted for purchase by the Company, pursuant to the terms of the tender offers and consent solicitations. After the amendments to the Indentures become operative, Notes that were not tendered or were not purchased in the tender offers and consent solicitations will remain outstanding and will be subject to the terms of the Indentures as modified by the Supplemental Indentures.

The foregoing description of the Supplemental Indentures and the amendments contained therein does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indentures, copies of which are attached hereto as Exhibits 4.3.1 and 4.4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.03.    Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated by reference herein as such information relates to the Notes.

Item 8.01.    Other Events.

On October 24, 2007, the Company issued a press release (i) announcing the receipt by the Company of the requisite consents pursuant to the Company’s previously announced tender offer and consent solicitation to amend the Indentures with respect to the Notes and (ii) confirming the applicable pricing terms of such tender offers and consents solicitations.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

4.3.1           Supplemental Indenture, dated as of October 24, 2007, by and among SEMCO Energy, Inc. and The Bank of New York Trust Company, N.A., (as successor in interest to Fifth Third Bank) relating to 7 3/4% Senior Notes Due 2013.

4.4.1           Supplemental Indenture, dated as of October 24, 2007, by and among SEMCO Energy, Inc. and The Bank of New York Trust Company, N.A., (as successor in interest to Fifth Third Bank) relating to 7 1/8% Senior Notes Due 2008.

  99.1              Press Release issued October 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMCO Energy, Inc.
(Registrant)

Date: October 24, 2007	By:	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
4.3.1
Supplemental Indenture, dated as of October 24, 2007, by and among SEMCO Energy, Inc. and The Bank of New York Trust Company, N.A., (as successor in interest to Fifth Third Bank) relating to 7 3/4% Senior Notes Due 2013.
x
4.4.1
Supplemental Indenture, dated as of October 24, 2007, by and among SEMCO Energy, Inc. and The Bank of New York Trust Company, N.A., (as successor in interest to Fifth Third Bank) relating to 7 1/8% Senior Notes Due 2008.
x
99.1	Press Release issued October 24, 2007.	x